Exhibit 10(aw)

                            EXCHANGE RIGHTS AGREEMENT


     This Exchange Rights Agreement (the "Agreement") is dated as of April 12, 2001 by and between NCT Group, Inc., a Delaware corporation (the "Company"), and Crammer Road LLC, a company organized and existing under the laws of the Cayman Islands (the "Subscriber").

     WHEREAS, NCT Video Displays, Inc., a Delaware corporation, is a wholly owned subsidiary of the Company (the "Subsidiary");

     WHEREAS, the Subscriber is purchasing pursuant to that certain Subscription Agreement dated as of April 12, 2001, between the Subscriber and the Subsidiary (the "Subscription Agreement"), a convertible note of the Subsidiary (the "Note"), the terms of which are set forth in the Subscription Agreement and the Note;

     WHEREAS, the Company and the Subscriber are executing and delivering this Agreement in reliance upon the exemption from securities registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act") and/or Regulation D, as promulgated by the U.S. Securities and Exchange Commission (the "SEC") under the 1933 Act; and

     WHEREAS, it is in the best interests of the Company for the Subscriber to purchase the Note, and as an inducement therefore, and for other good and valuable consideration, the receipt of which is hereby acknowledged by the Company, the Company hereby grants the exchange rights described herein to the Subscriber.

     NOW THEREFORE, the parties agree as follows:

     1. EXCHANGE INTO THE COMPANY'S COMMON STOCK.

     (a) Right of Exchange. The Subscriber shall have the right (such a right an "Exchange Right") from and after September 15, 2001, and at any time thereafter as the Note is outstanding, to exchange any outstanding Note principal and interest for fully paid and nonassessable shares of the Company's common stock, par value $0.01 per share, as such stock exists on the date of issuance of the Note, or any shares of capital stock of Company into which such stock shall hereafter be changed or reclassified (the "Common Stock") at the exchange rate as defined in Section 1(b) hereof (the "Exchange Rate"), determined as provided herein.

     (b) Exchange Rate. The number of shares of Common Stock to be issued upon each exchange of the Note shall be determined by dividing that portion of the outstanding principal and interest of the Note to be exchanged, by the Exchange Price (as defined herein). Subject to adjustment as provided in Section 2 hereof, the exchange price per share (the "Exchange Price") shall be ninety-three and seventy-five hundreths percent (93.75%) of the average of the lowest Closing Bid Price (as defined below) for the Common Stock for each of the five (5) trading days immediately prior to but not including the Exchange Date (as defined in Section 1(c) below).

     "Closing Bid Price" means, for any security as of any date, the last closing bid price on the OTC Pink Sheets, NASD OTC Bulletin Board, NASDAQ SmallCap Market, NASDAQ National Market System, American Stock Exchange, or New York Stock Exchange, as applicable, or if not then trading on any of the foregoing, such other principal market or exchange where the Common Stock is listed or traded (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock, the "Principal Market") For purposes of the NASD OTC Bulletin Board, closing bid price shall mean the last closing bid price on the NASDAQ National Market System as reported by Bloomberg Financial. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as reasonably determined in good faith by the Board of Directors of the issuer of the security (all as appropriately adjusted for any stock dividend, stock split or other similar transaction during such period).

     (c) Method of Exchange. In order for the Subscriber to exchange any principal or interest portion of the Note, the Subscriber shall give written notice of its decision to exchange the Note for Common Stock by delivering or telecopying an executed and completed notice of exchange in the form annexed hereto as Exhibit A (such notice a "Notice of Exchange") to the Company (the date of giving such a Notice of Exchange, an "Exchange Date") and delivering within three business days thereafter, the original Note to the Company. The Company will transmit the certificates representing the shares of Common Stock issuable upon exchange of Note (together with a Note representing the Note principal and interest not exchanged) to the Subscriber via express courier, by electronic transfer or otherwise for receipt by the Subscriber, within five (5) business days after receipt by the Company of both the original or telecopied Notice of Exchange and the Note to be exchanged (the "Delivery Date"). The Subscriber of the Note so surrendered for exchange shall be entitled to receive on or before the Delivery Date a certificate or certificates which shall be fully paid and non-assessable for the number of shares of Common Stock to which the Subscriber shall be entitled upon such exchange, registered in the name of the Subscriber. In the case of any Note which is exchanged only in part, the Subscriber shall, upon delivery by the Company of the certificate or certificates representing Common Stock, also receive a new Note representing the unexchanged portion of the Note.

     (d) No Fractional Shares. The Company shall not be required, in connection with any exchange of a Note, to issue a fraction of a share of its Common Stock and shall instead deliver a stock certificate representing the next whole number.

     (e) Exchange Limitations.

     A. The Subscriber may not exchange that amount of the Note on an Exchange Date into amounts of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Subscriber and its affiliates on such Exchange Date (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted and unexchanged portion of the Note), and (ii) the number of shares of Common Stock issuable upon the exchange of the Note with respect to which the determination of this proviso is being made on such Exchange Date, which would result in beneficial ownership by the Subscriber and its affiliates of more than 4.99% of the outstanding shares of Common Stock of the Company. For the purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 13d-3 promulgated thereunder. The Subscriber may revoke the exchange limitation described in this Paragraph 3(a) upon 75 days prior notice to the Company. The Subscriber may allocate which of the equity of the Company deemed beneficially owned by the Subscriber shall be included in the 4.99% amount described above and which shall be allocated to the excess above 4.99%.

     B. The Subscriber may not exchange the Note into amounts of Common Stock would exceed the aggregate of the Purchase Price (as defined in the Subscription Agreement) paid by such Subscriber for the Note and all accrued interest on the Note as of such date.

     (f) Reservation. So long as the Note shall remain outstanding and the Subscriber thereof shall have the right to exchange same, the Company shall at all times reserve from the authorized and unissued shares of its Common Stock a sufficient number of shares to provide for such exchanges. To the extent that the Company does not have sufficient authorized and unissued shares of Common
Stock available for such exchanges, the Company shall use its best efforts to seek shareholder approval to increase the number of authorized shares of Common Stock to provide for such exchanges.

     (g) Taxes. The Company shall pay the amount of any and all issue taxes (but not income taxes) which may be imposed in respect of any issue or delivery of stock upon the exchange of the Note, but all transfer taxes and income taxes that may be payable in respect of any change of ownership of the Note or any rights represented thereby or of stock receivable upon exchange thereof shall be paid by the person or persons surrendering such stock for exchange.

     2. ADJUSTMENTS TO EXCHANGE PRICE.


     (a) Merger. In case of any merger of the Company with or into any other Company (other than a merger in which the Company is the surviving or continuing Company and which does not result in any reclassification, exchange, or change of the outstanding shares of Common Stock), then unless the right to exchange the Note shall have terminated, as part of such merger provision shall be made so that the Subscriber shall thereafter have the right to exchange the Note into the kind and amount of shares of stock and/or other securities or property receivable upon such merger by the Subscriber of the number of shares of Common Stock into which such Note might have been exchanged immediately prior to such consolidation or merger. The foregoing provisions of this Paragraph 2(a) shall similarly apply to successive mergers.

     (b) Sale of Assets. In case of any sale or conveyance to another person or entity of the property of the Company as an entirety, or substantially as an entirety, in connection with which shares or other securities or cash or other property shall be issuable, distributable, payable, or deliverable for outstanding shares of Common Stock, then, unless the right to exchange the Note shall have terminated, lawful provision shall be made so that the Subscriber of the Note shall thereafter have the right to exchange the Note into the kind and amount of shares of stock or other securities or property that shall be issuable, distributable, payable, or deliverable upon such sale or conveyance with respect to each share of Common Stock immediately prior to such conveyance.

     (c) Certificate of Adjustment. Whenever the number of shares to be issued upon exchange of the Note is required to be adjusted as provided in this Paragraph 2, the Company shall forthwith compute the adjusted number of shares to be so issued and the adjusted Exchange Price and prepare a certificate (a "Certificate of Adjustment") setting forth such adjusted exchange amount and the facts upon which such adjustment is based, and such certificate shall forthwith be delivered to the Subscriber.

     (d) Dividends, Reclassification, Stock Splits, etc. In case at any time the Company shall propose:

     (i) to pay any dividend or distribution payable in shares upon its Common Stock or make any distribution (other than cash dividends) to the holders of its Common Stock; or

     (ii) to offer for subscription to the holders of its Common Stock any additional shares of any class or any other rights; or

     (iii) any capital reorganization or reclassification of its shares or the merger of the Company with another Company (other than a merger in which the Company is the surviving or continuing Company and which does not result in any reclassification, exchange, or change of the outstanding shares of Common Stock);

     (iv) the voluntary  dissolution,  liquidation or winding-up of the Company;
or

     (v) the spin-off or divestiture of itself or a part of its business or operations, or disposes all or substantially all or a part of its assets (a "Spin Off") in a transaction in which the Company does not receive compensation for such business, operations or assets, but causes securities of another entity to be issued to security holders of the Company;

then, and in any one or more of said cases, the Company shall cause at least fifteen (15) days prior notice of the date on which (A) the books of the Company shall close or a record be taken for such stock dividend, distribution, or subscription rights, or (B) such capital reorganization, reclassification, merger, dissolution, liquidation, winding-up, or Spin-Off shall take place, as the case may be, to be mailed to the Subscriber.

     3. LIQUIDATED DAMAGES.

     (a) Refusal to Exchange, Surety Bond. In the event the Subscriber shall elect to exchange the Note as provided herein, the Company may not refuse exchange based on any claim that the Subscriber or any one associated or affiliated with the Subscriber has been engaged in any violation of law, or for any other reason unless, an injunction from a court, on notice, restraining and or enjoining exchange of all or part of said Note shall have been issued.

     (b) Buy-In. In addition to any other rights available to the Subscriber, if the Company fails to deliver to the Subscriber such certificate or certificates pursuant to Section 1(c) by the Delivery Date, and if after the Delivery Date the Subscriber purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Subscriber of the Common Stock which the Subscriber anticipated receiving upon such exchange (a "Buy-In"), then the Company shall pay in cash to the Subscriber (in addition to any remedies available to or elected by the Subscriber) the amount by which (A) the Subscriber's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (B) the principal and accrued interest for which such exchange was not timely honored, together with interest thereon at a rate of 8% per annum, accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). For example, if the Subscriber purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exchange of $9,500 of Note principal and $500 of interest, the Company shall be required to pay the Subscriber $1,000, plus interest. The Subscriber shall provide the Company written notice indicating the amounts payable to the Subscriber in respect of the Buy-In.

     (c) Usury. Nothing contained herein or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Subscriber and thus refunded to the Company.

     4. REGISTRATION RIGHTS. The Subscriber has been granted certain registration rights by the Company in connection with the Common Stock. These registration rights are set forth in a Registration Rights Agreement entered into by the Company and Subscriber at or about the date of this Agreement.

     5. INDEMNIFICATION.

     (a) Indemnification by the Company. The Company agrees to indemnify, hold harmless, reimburse and defend the Subscriber, the Subscriber's officers, directors, agents, affiliates, control persons, principal shareholders, and members, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Subscriber or any such person which results, arises out of or is based upon (i) any misrepresentation by the Company or breach of any warranty by the Company in this Agreement or in any Exhibits or Schedules attached hereto, or other agreement delivered pursuant hereto; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by the Company of any covenant or undertaking to be performed by the Company hereunder, or any other agreement entered into by the Company and the Subscriber relating hereto.

     (b) Indemnification by the Subscriber. The Subscriber agrees to indemnify, hold harmless, reimburse and defend the Company and the Company's officers and directors against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Company or any such person which results, arises out of or is based upon (i) any misrepresentation by the Subscriber or breach by the Subscriber of any warranty in this Agreement or in any Exhibits or Schedules attached hereto or other agreement delivered pursuant hereto; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by the Subscriber of any covenant or undertaking to be performed by the Subscriber hereunder, or any other agreement entered into by the Company and the Subscriber relating hereto.

     6. MISCELLANEOUS.

     (a) Notices. All notices or other communications required or permitted to be given shall be in writing and may be personally served or sent by fax transmission (with a copy sent by regular, certified or registered mail or by overnight courier). For purposes hereof, the address and fax number of the Subscriber shall be Crammer Road LLC, Corporate Center, West Bay Road, Grand Cayman, telecopier number: 011-284-494-4771, with a copy by telecopier only to Krieger & Prager LLP, 39 Broadway, Suite 1440, New York, New York 10006, Attn.:
Sam Krieger, Esq., telecopier number: (212) 363-2999. The address and fax number of the Company shall be NCT Group, Inc., 20 Ketchum Street, Westport, CT 06880, telecopier number: (203) 226-4338, with a copy by telecopier only to: Latham & Watkins, 555 Eleventh Street, N.W., Washington, D.C. 20004, Attn: William P. O'Neill, Esq., telecopier number: (202) 637-2201.

     (b) Entire Agreement; Assignment. This Agreement represents the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties. No right or obligation of either party shall be assigned by that party without prior notice to and the written reasonable consent of the other party.

     (c) Execution, Counterparts. This Agreement may be executed by facsimile transmission, and in counterparts, each of which will be deemed an original.

     (d) Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts located in the city of New York, New York or in the federal courts located in the city of New York, New York. The parties and the individuals executing this Agreement and other agreements on behalf of the Company agree to submit to the jurisdiction of such courts and waive a trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other in respect of any matter arising out of or in connection with this Agreement. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

     (e) Specific Enforcement, Consent to Jurisdiction. The Company and the Subscriber acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity. Subject to Section 6(d) hereof, each of the Company and the Subscriber hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.


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

     IN WITNESS WHEREOF, the parties hereto have caused this Exchange Rights Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

CRAMMER ROAD LLC              NCT GROUP, INC.



By: _______________________________       By: _______________________________
      Name:                                     Name:
      Its:                                      Its:




     NCT Video Displays, Inc. acknowledges the foregoing Exchange Rights Agreement and agrees to cooperate with all parties thereto to effectuate the timely compliance with the terms thereof by NCT Group, Inc. and the Subscriber.

                            NCT VIDEO DISPLAYS, INC.



                             By:___________________________________

                               NOTICE OF EXCHANGE

   (To be executed by the Registered Subscriber in order to exchange the Note)


     The undersigned hereby elects to exchange $_________ of the principal and $_________ of the interest due on the Note issued by NCT Video Displays. on April 12, 2001 into Shares of Common Stock of NCT Group, Inc. (the "Company") according to the conditions set forth in the Exchange Rights Agreement, dated as of April 12, 2001, by and between the Company and the Subscriber.



Date of Exchange:__________________________________________


Exchange Price:____________________________________________


Shares To Be Delivered:_____________________________________


Signature:_________________________________________________


Print Name:_______________________________________________


Address:__________________________________________________